EXHIBIT 10.6

INDEMNITY AGREEMENT

This indemnity agreement ("Agreement") is made and entered into as of January 29, 2025 (the “Effective Date”), among DEP Nevada, Inc., a Nevada corporation (“DEP”), and Big Stone Illinois, LLC, an Illinois limited liability company (“Big Stone”) and Stephen ‘Trip’ Hoffman, an individual (and his spouse, heirs, kin, and assigns) (collectively, “Mr. Hoffman” together with Big Stone, the “Big Stone Group”). DEP and the Big Stone Group are each referred to herein as a “Party” and are collectively referred to herein as the “Parties.”

WHEREAS, as of the Effective Date, Big Stone is the sole member NMG IL 1, LLC (“NMG”) and holds 100% of the issued and outstanding membership interest of NMG;

WHEREAS, DEP is currently the holder of a convertible credit facility agreement with NMG, dated December 26, 2019 (the “Note”) with the purpose of allowing DEP to convert into 99.9% of the membership interest of NMG;

WHEREAS, DEP and Big Stone are party to a membership interest purchase agreement, dated December 26, 2019 (the “Big Stone MIPA”) pursuant to which Big Stone has agreed to sell all of its membership interest in NMG to DEP following DEP’s conversion of the Note (the conclusion of the closing of the Note and Big Stone MIPA being that DEP shall own 100% of the outstanding membership interest of NMG and Big Stone is no longer a member of NMG);

WHEREAS, prior to the consummation and closing of the Note and Big Stone MIPA, DEP desires for Big Stone to enter into that certain membership interest purchase agreement (the “MIPA”) with Rubino Ventures IL, LLC (“Rubino”) to sell 100% of the outstanding membership interest of NMG, and contemporaneously with the MIPA, to have NMG and Rubino to enter into a management services agreement (the “MSA”) (collectively being the “NMG Sale”);

WHEREAS, DEP and Big Stone are intending to enter into that certain transaction consent (the “Consent”) wherein DEP is consenting to the NMG Transaction and providing that Big Stone shall assign its rights under the MIPA to DEP, on specific terms set forth in the Consent (the “Assignment”);

WHEREAS, in connection with the NMG Sale, Consent, and Assignment (collectively, the “DEP Transaction”) DEP desires to indemnify, hold harmless, and defend the Big Stone Group as set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, it is hereby covenanted and agreed by the parties as follows:

1. Indemnity. As set forth herein, DEP warrants and covenants that it shall indemnify, hold harmless, and defend the Big Stone Group against any threatened, pending or completed losses, damages, liabilities, deficiencies, interest, awards, penalties, fines, costs, claims, action, suit, arbitration, mediation, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or proceeding, and whether of a civil, criminal, administrative, or investigative nature, including any appeal therefrom, including attorneys’ fees (collectively “Claims”), including any Claims asserted by Rubino, in which the Big Stone Group was, is, or will be involved as a party, a potential party, a non-party witness or otherwise arising out of, in connection with, or otherwise related to (i) the fact that Big Stone is or was a member of NMG; (ii) the fact that Mr. Hoffman executed on behalf of Big Stone and/or NMG the Big Stone MIPA, the Note, the MIPA, the MSA, the Consent, and/or the Assignment; (iii) the fact that Big Stone is or was a party to the MIPA; (iv) the fact that Big Stone is or was a member of NMG at the execution of the MSA; (v) the fact that Big Stone is a party to the Consent and/or Assignment; (vi) that fact that Big Stone is or was a party to the NMG Sale; (vii) the fact that Big Stone is or was a party to the DEP Transaction; and (viii) DEP as the assignee of the Assignment and/or status of DEP as the seller under the MIPA.

2. Indemnification Procedure. For purposes of this Section 4, the Big Stone Group shall be referred to as the “Indemnified Party” and DEP as the “Indemnifying Party”:

a. Notice of Claim. If the Indemnified Party receives notice of the assertion or commencement of any Claim made or brought by any Person who is not a party to this Agreement (including any Claim made or brought by Rubino) (a “Third-Party Claim”) against the Indemnified Party with respect to which the Indemnifying Party is obligated to provide indemnification under this Agreement, the Indemnified Party shall give the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than sixty (60) calendar days after receipt of such notice of such Third-Party Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Third-Party Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Claims that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have the right to participate in, or by giving written notice to the Indemnified Party, to assume the defense of any Third-Party Claim at the Indemnifying Party’s expense and by the Indemnifying Party’s own counsel, and the Indemnified Party shall cooperate in good faith in such defense. In the event that the Indemnifying Party assumes the defense of any Third-Party Claim it shall have the right to take such action as it deems necessary to avoid, dispute, defend, appeal or make counterclaims pertaining to any such Third-Party Claim in the name and on behalf of the Indemnified Party. The Indemnified Party shall have the right to participate in the defense of any Third-Party Claim with counsel selected by it subject to the Indemnifying Party’s right to control the defense thereof. The fees and disbursements of such counsel shall be at the expense of the Indemnified Party, provided, that if in the reasonable opinion of counsel to the Indemnified Party, (A) there are legal defenses available to an Indemnified Party that are different from or additional to those available to the Indemnifying Party; or (B) there exists a conflict of interest between the Indemnifying Party and the Indemnified Party that cannot be waived, the Indemnifying Party shall be liable for the reasonable fees and expenses of counsel to the Indemnified Party in each jurisdiction for which the Indemnified Party determines counsel is required. If the Indemnifying Party elects not to compromise or defend such Third-Party Claim, fails to promptly notify the Indemnified Party in writing of its election to defend as provided in this Agreement, or fails to diligently prosecute the defense of such Third-Party Claim, the Indemnified Party may, pay, compromise, defend such Third-Party Claim and seek indemnification for any and all Claims based upon, arising from or relating to such Third-Party Claim. Each Party shall cooperate with each other in all reasonable respects in connection with the defense of any Third-Party Claim, including making available and furnishing, without expense (other than reimbursement of actual out-of-pocket expenses) to the defending party, management employees of the non-defending party as may be reasonably necessary for the preparation of the defense of such Third-Party Claim.

b. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not enter into settlement of any Third-Party Claim without the prior written consent of the Indemnified Party.

3. Miscellaneous:

a. This Agreement constitutes the entire agreement between the parties hereto with respect to the specific subject matter hereof and supersedes all prior agreements or understandings of any kind with respect to the specific subject matter hereof.

b. In the event that any provision or part of this Agreement shall be deemed void or invalid by a court of competent jurisdiction, the remaining provisions or parts shall be and remain in full force and effect.

c. Any modification to this Agreement must be in writing and signed by the parties or it shall have no effect and shall be void.

d. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

e. No failure by either party to pursue any remedy resulting from a breach of any provision of this Agreement by the other party shall be construed as a waiver of that breach or as a waiver of any subsequent or other breach unless such waiver is in writing and signed by an authorized representative of the non-breaching party.

f. This Agreement shall be governed and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Delaware.

g. Each Party represents and warrants it has all necessary authority to enter into this Agreement. The execution and delivery by each Party to this Agreement has been duly authorized by all requisite action on the part of each Party. This Agreement constitutes a legal, valid, and binding obligation of each Party enforceable against each Party in accordance with its terms

h. This Agreement may be delivered via facsimile, email (e.g., .pdf) or other electronic signature, with the intention that it shall have the same effect as an original counterpart hereof.

IN WITNESS WHEREOF the parties have duly executed this Agreement as of the date first written above.

DEP:		BIG STONE GROUP:

DEP Nevada, Inc.		Big Stone Illinois, LLC

By:	/s/ Stephen ‘Trip’ Hoffman	By:	/s/ Stephen ‘Trip’ Hoffman
Name:	Stephen ‘Trip’ Hoffman	Name:	Stephen ‘Trip’ Hoffman
Its:	President	Its:	Manager

/s/ Stephen ‘Trip’ Hoffman
Stephen ‘Trip’ Hoffman